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                                                              Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cubist Pharmaceuticals, Inc., on Form S-3 (File no. 333-33883) and
Form S-8 (File no. 333-25707) of our report dated January 19, 1998, on our audits of the financial statements of Cubist Pharmaceuticals, Inc., as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 18, 1998